Exhibit 99.3

REVIV3 PROCARE

PRO-FORMA FINANCIAL STATEMENTS

REVIV3 PROCARE

CONTENTS

PAGE	1	UNAUDITED PRO-FORMA CONDENSED COMBINED BALANCE SHEET

PAGE	2	UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

PAGE	4	Notes to Unaudited Pro Forma Condensed Combined Financial Information

REVIV3 PROCARE

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Reviv3 As Of May 31, 2022	Axil As Of March 31, 2022	Combined Historical		Proforma Adjustments	Combined Pro Forma
CURRENT ASSETS
Cash and cash equivalents	$373,731	$2,198,924	$2,572,655		$—	$2,572,655
Accounts receivables	86,765	185,762	272,527			272,527
Inventory	374,895	941,295	1,316,190			1,316,190
Other current assets	—	376,345	376,345			376,345
TOTAL CURRENT ASSETS	835,391	3,702,326	4,537,717			4,537,717

Property, plant and equipment	29,145	15,675	44,820			44,820
Other assets	100,860	13,750	114,610			114,610
Investments	—	—	—	#1	4,007,480
				#2	(4,007,480)	—
Goodwill and other intangible assets	—	—	—	#2	2,352,388	2,352,388
TOTAL ASSETS	$965,396	$3,731,751	$4,697,147		$2,352,388	$7,049,535

CURRENT LIABILITIES
Accounts payable and accrued expenses	$458,264	$733,712	$1,191,976		$—	$1,191,976
Payable to related party	25,452	—	25,452			25,452
Note payable	159,600	21,819	181,419			181,419
Other liabilities	63,688	1,185,734	1,249,422			1,249,422
TOTAL CURRENT LIABILITIES	707,004	1,941,265	2,648,269		—	2,648,269

Note payable	2,200	135,394	137,594		—	137,594
TOTAL LIABILITIES	709,204	2,076,659	2,785,863		—	2,785,863

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock	4,195	59,525	63,720	#1	7,318
				#2	(59,525)	11,513
Preferred stock	—	—	—	#1	25,000	25,000
Additional paid in capital	5,450,117	5,354,534	10,804,651	#1	3,975,162
				#2	(5,354,534)	9,425,279
Accumulated deficit	(5,198,120)	(3,758,967)	(8,957,087)	#2	3,758,967	(5,198,120)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	256,192	1,655,092	1,911,284		2,352,388	4,263,672

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$965,396	$3,731,751	$4,697,147		$2,352,388	$7,049,535

#1 Investment	4,007,480
Common stock		7,318
Preferred stock		25,000
APIC		3,975,162
(to record the common and preferred stock issued for acquisition)

#2 Common stock	59,525
APIC	5,354,534
Goodwill & other intangible assets	2,352,388
Accumulated deficit		3,758,967
Investment		4,007,480

(See Note 3 adjustment (2) in the unaudited proforma footnotes)

REVIV3 PROCARE

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Reviv3 For The Year Ended May 31,	Axil For The Year Ended March 31,	Combined		Proforma
	2022	2022	Historical		Adjustments	Pro Forma

Revenue, net	$2,336,257	$16,020,605	$18,356,862		$—	$18,356,862
Cost of sales	757,104	4,876,554	5,633,658			5,633,658
Gross profit	1,579,153	11,144,051	12,723,204			12,723,204

Marketing and selling expenses	1,199,305	8,509,616	9,708,921			9,708,921
Compensation and related taxes	15,129	2,118,938	2,134,067			2,134,067
Professional and consulting expenses	232,774	2,822,624	3,055,398			3,055,398
General and administrative	249,899	855,678	1,105,577			1,105,577
Total operating expenses	1,697,107	14,306,856	16,003,963			16,003,963

Loss from operations	(117,954)	(3,162,805)	(3,280,759)			(3,280,759)

Other income (expense), net	28,499	133,389	161,888			161,888

Loss before income tax provision	(89,455)	(3,029,416)	(3,118,871)			(3,118,871)

Income tax provision	—	—	—			—

Net loss	(89,455)	(3,029,416)	(3,118,871)			(3,118,871)

Earnings per share:
Basic	$(0.002)	$(0.054)	$(0.03)		$—	$(0.03)

Diluted	$(0.002)	$(0.054)	$(0.03)		$—	$(0.03)

Weighted average number of shares outstanding:
Basic	41,945,881	56,082,794	98,028,675	#3	17,101,099	115,129,774

Diluted	41,945,881	56,082,794	98,028,675	#3	17,101,099	115,129,774

(See Note 3 adjustment (3) in the unaudited proforma footnotes)

REVIV3

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(Unaudited)

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Reviv3 Procare Company and Axil & Associated Brands Corp.’s unaudited historical consolidated financial statements as adjusted to give effect to the Asset Purchase Agreement. The unaudited pro forma combined statements of operations for the twelve months ended May 31, 2022 for Reviv3 Procare Company and twelve months ended March 31, 2022 for Axil & Associated Brands Corp., give effect to the Asset Purchase Agreement as if it had occurred on June 1, 2021. The unaudited pro forma combined balance sheets as of May 31, 2022 for Reviv3 Procare Company and as of March 31, 2022 for Axil & Associated Brands Corp. give effect to the Asset Purchase Agreement as if it had occurred on May 31, 2022.

Note 2 — Preliminary purchase price allocation

On June 16, 2022, Reviv3 Procare Company (the “Company”) and its wholly owned subsidiary Reviv3 Acquisition Corporation (the “Acquisition Sub”) completed the previously announced acquisition of both (i) the hearing protection business of Axil & Associated Brands Corp., a Delaware corporation (“Axil”), consisting of ear plugs and ear muffs, and (ii) Axil’s ear bud business (collectively the “Acquisition”) pursuant to the Asset Purchase Agreement, dated May 1, 2022, as amended on June 15, 2022 (the “Purchase Agreement”), by and among the Company, the Acquisition Sub, Axil and certain stockholders of Axil. The Acquisition was of substantially all of the business operations of Axil but did not include Axil’s hearing aid line of business, which Axil continues to operate.

The Acquisition purchase price consisted of (a) 73,183,893 shares of the Company’s common stock (the “Common Shares”), which Axil gave officers of the Company a proxy to vote on all matters that may be subject to stockholder approval for a period of two years following the closing of the Acquisition (the “Closing”), and (b) 250,000,000 shares of its non-voting Series A Preferred Stock (the “Preferred Shares”), which are convertible into shares of Company common stock on a one-to-one ratio after two years from the issuance date subject to beneficial owner limitations.

REVIV3

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(Unaudited)

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates of the fair value of the purchase price and assets acquired and liabilities assumed and other assumptions that are subject to change upon completion of valuations. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations

(1)	Reflects the Shares of common stock and preferred stock of the Company, issued pursuant to the Asset Purchase Agreement.
(2)	Reflects adjustment to the step up in basis of assets acquired and the elimination of the investment and initial Axil equity in consolidation.
(3)	Reflects adjustment to common stock quantity to equal 41,945,881 outstanding at May 31, 2022 plus 73,183,893 shares issued to sellers.

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